Exhibit 99.1

Contact:	Brad Tilden	-or-	Lou Cancelmi
	206/392-5362		206/392-5170

FOR IMMEDIATE RELEASE	October 21, 2003

ALASKA AIR GROUP REPORTS THIRD QUARTER RESULTS

     SEATTLE — Alaska Air Group, Inc. (NYSE:ALK) today reported third quarter net income of $40.7 million, or $1.52 per share, compared to net income of $12.5 million, or $0.47 per share, in the third quarter of 2002.

     “Our results were positively affected by stronger loads at both Alaska and Horizon, continued focus on our cost management efforts, and the government’s temporary waiver of security fees,” said Bill Ayer, chairman and chief executive officer. “We’re encouraged by these numbers, but have considerable work to do to return to profitability on a full-year basis. Our people have shown tremendous dedication and commitment to customers while working together to deal with fundamental changes in our industry.”

     For the nine months ending September 30, 2003, net income was $29.6 million, or $1.11 per share, compared to a net loss of $75.5 million, or $2.84 per share, during the same period in 2002. Excluding government compensation received in 2003 and a write-off of goodwill in 2002, the company’s net loss for the first nine months of 2003 was $14.7 million ($0.55 per share) versus a loss of $24.4 million ($0.92 per share) for 2002. The 2003 government assistance amounted to $71.4 million ($44.3 million after tax) under the Emergency Wartime Supplemental Appropriations Act. The 2002 net loss included $51.4 million, or $1.93 per share, related to the write-off of goodwill in connection with the adoption of Statement of Financial Accounting Standards No. 142.

     Operationally, Alaska Airlines’ passenger traffic in the third quarter increased 12.3 percent on a capacity increase of 9.3 percent. Alaska’s load factor increased 2.0 percentage points to 72.5 percent compared to the same period in 2002. Alaska’s operating revenue per available seat mile (ASM) increased 4.5 percent, while its operating cost per ASM excluding fuel decreased 3.9 percent. Alaska’s pretax income was $50.1 million, compared to $13.1 million in 2002.

     Horizon Air’s passenger traffic in the third quarter increased 9.9 percent on a 6.7 percent capacity increase. Horizon’s load factor increased by 1.9 percentage points to 66.5 percent compared to the same period in 2002. Horizon’s operating revenue per ASM increased 6.7 percent, while its operating cost per ASM excluding fuel decreased 5.1 percent. Horizon’s pretax income was $19.5 million, compared to $5.9 million in 2002.

     Alaska Air Group had cash and short-term investments at September 30, 2003 of approximately $749 million compared to $636 million at December 31, 2002. The increased balance reflects the receipt of $71.4 million of government compensation and $123.2 million net proceeds received in connection with the completion of a private placement of floating rate convertible bonds on March 21, 2003. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, was 78 percent at September 30, 2003 compared to 77 percent as of December 31, 2002.

     A summary of financial and statistical data for Alaska Airlines and Horizon as well as a reconciliation of the reported non-GAAP financial measures can be found on pages 5-7.

     A conference call regarding the first quarter results will be simulcast via the Internet at 8:30 a.m. Pacific Daylight Time. It may be accessed through our website at www.alaskaair.com.

     This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as “will,” “should,” “the company believes,” “we expect” or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the company. Actual results could differ materially from those projected as a result of a number of factors, some of which the company cannot predict or control. For a discussion of these factors, please see Item 1 of the company’s Annual Report on Form 10-K for the year ended December 31, 2002.

     Alaska Air Group is the parent company of Alaska Airlines, Inc. and Horizon Air Industries, Inc.

# # #

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Millions Except Per Share Amounts)

	Three Months		Nine Months
	Ended September 30		Ended September 30

	2002	2003	2002	2003

Operating Revenues:
Passenger	$570.7	$645.8	$1,552.0	$1,678.2
Freight and mail	21.1	22.6	59.4	63.6
Other — net	28.8	33.8	85.0	89.7

Total Operating Revenues	620.6	702.2	1,696.4	1,831.5

Operating Expenses:
Wages and benefits	224.1	237.9	638.8	697.5
Contracted services	22.2	24.4	69.3	74.5
Aircraft fuel	82.7	94.7	222.6	265.0
Aircraft maintenance	35.8	42.4	121.3	140.2
Aircraft rent	48.3	49.2	141.6	146.1
Food and beverage service	18.6	17.6	49.9	46.6
Commissions	7.2	4.6	31.1	11.4
Other selling expenses	32.5	31.5	96.2	87.7
Depreciation and amortization	34.4	32.7	100.7	98.2
Loss (gain) on sale of assets	(0.3)	0.1	(0.8)	0.2
Landing fees and other rentals	38.1	43.3	103.9	120.6
Other	51.5	45.0	150.9	139.3

Total Operating Expenses	595.1	623.4	1,725.5	1,827.3

Operating (Loss) Income	25.5	78.8	(29.1)	4.2

Nonoperating Income (Expense):
Interest income	6.0	5.5	16.1	11.5
Interest expense	(11.2)	(13.3)	(34.7)	(38.6)
Interest capitalized	0.6	0.4	1.4	1.9
U.S. government compensation	0.4	—	0.5	71.4
Other — net	(2.0)	(3.2)	8.9	2.7

	(6.2)	(10.6)	(7.8)	48.9

Income (loss) before income tax and accounting change	19.3	68.2	(36.9)	53.1
Income tax expense (benefit)	6.8	27.5	(12.8)	23.5

Income (loss) before accounting change	12.5	40.7	(24.1)	29.6
Cumulative effect of accounting change	—	—	(51.4)	—

Net Income (Loss)	$12.5	$40.7	$(75.5)	$29.6

Basic Earnings (Loss) Per Share:
Earnings (loss) before accounting change	$0.47	$1.53	$(0.91)	$1.11
Cumulative effect of accounting change	—	—	(1.93)	—

Earnings (Loss) Per Share	$0.47	$1.53	$(2.84)	$1.11

Diluted Earnings (Loss) Per Share:
Earnings (loss) before accounting change	$0.47	$1.52	$(0.91)	$1.11
Cumulative effect of accounting change	—	—	(1.93)	—

Earnings (Loss) Per Share	$0.47	$1.52	$(2.84)	$1.11

Shares used for computation:
Basic	26.549	26.660	26.543	26.621
Diluted	26.562	26.796	26.543	26.680

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	December 31	September 30
(In Millions)	2002	2003

Cash and marketable securities	$636	$749

Total current assets	976	1,123
Property and equipment—net	1,780	1,951
Other assets	125	165

Total assets	$2,881	$3,239

Current liabilities	778	861
Long-term debt and capital lease obligations	857	1,041
Other liabilities and credits	590	654
Shareholders’ equity	656	683

Total liabilities and shareholders’ equity	$2,881	$3,239

Alaska Airlines Financial and Statistical Data

	Three Months Ended September 30						Nine Months Ended September 30

					%					%
Financial Data (in millions):	2002		2003		Change		2002	2003		Change

Operating Revenues:
Passenger	$468.0		$532.5			13.8%	$1,275.5	$1,380.1			8.2%
Freight and mail	19.7		21.4			8.6%	55.6	59.8			7.6%
Other — net	24.7		31.4			27.1%	72.2	83.0			15.0%

Total Operating Revenues	512.4		585.3			14.2%	1,403.3	1,522.9			8.5%

Operating Expenses:
Wages and benefits	184.9		198.7			7.5%	524.1	578.7			10.4%
Contracted services	18.9		20.5			8.5%	59.8	60.9			1.8%
Aircraft fuel	70.7		81.6			15.4%	190.1	227.6			19.7%
Aircraft maintenance	31.6		35.2			11.4%	103.3	117.7			13.9%
Aircraft rent	32.1		31.1			-3.1%	95.7	92.8			-3.0%
Food and beverage service	17.8		17.0			-4.5%	47.9	44.8			-6.5%
Commissions	13.2		17.6			33.3%	43.9	38.0		-13.4%
Other selling expenses	26.1		25.8			-1.1%	78.8	71.0			-9.9%
Depreciation and amortization	29.2		29.7			1.7%	85.7	87.8			2.5%
Loss on sale of assets	0.5		0.8		NM		0.7	1.3		NM
Landing fees and other rentals	30.1		33.6			11.6%	82.2	93.5			13.7%
Other	38.5		34.5		-10.4%		111.3	102.9			-7.5%

Total Operating Expenses	493.6		526.1			6.6%	1,423.5	1,517.0			6.6%

Operating Income (Loss)	18.8		59.2		NM		(20.2)	5.9		NM

Interest income	6.4		4.6				17.5	10.3
Interest expense	(11.3)		(11.2)				(35.0)	(33.9)
Interest capitalized	0.5		0.2				1.0	1.3
U.S. government compensation	0.2		—				0.3	52.8
Other — net	(1.5)		(2.7)				7.7	2.7

	(5.7)		(9.1)				(8.5)	33.2

Income (Loss) Before Income Tax and Accounting Change	$13.1		$50.1		NM		$(28.7)	$39.1		NM

Operating Statistics:
Revenue passengers (000)	3,978		4,280			7.6%	10,787	11,335			5.1%
RPMs (000,000)	3,673		4,126			12.3%	10,022	10,946			9.2%
ASMs (000,000)	5,207		5,693			9.3%	14,602	15,611			6.9%
Passenger load factor	70.5%		72.5%		2.0	pts	68.6%	70.1%		1.5	pts
Breakeven load factor	69.4%		65.9%		-3.5	pts	71.4%	71.6%		0.2	pts
Yield per passenger mile	12.74	¢	12.91	¢		1.3%	12.73 ¢	12.61	¢		-0.9%
Operating revenue per ASM	9.84	¢	10.28	¢		4.5%	9.61 ¢	9.76	¢		1.5%
Operating expenses per ASM (a)	9.48	¢	9.24	¢		-2.5%	9.75 ¢	9.72	¢		-0.3%
Operating expenses per ASM excluding fuel (a)	8.12	¢	7.81	¢		-3.9%	8.45 ¢	8.26	¢		-2.2%
Fuel cost per gallon	81.6	¢	88.7	¢		8.7%	77.9 ¢	89.6	¢		15.0%
Fuel gallons (000,000)	86.6		92.0			6.2%	243.9	253.9			4.1%
Average number of employees	10,465		10,114			-3.4%	10,167	10,079			-0.9%
Aircraft utilization (blk hrs/day)	11.2		11.1			-0.9%	10.7	10.6			-0.9%
Operating fleet at period-end	102		109			6.9%	102	109			6.9%

NM = Not Meaningful

(a)  See Note 1 on Page 7

Note:
Certain reclassifications have been made to the September 30, 2002 statements of operations to conform to the September 30, 2003 presentation.

Horizon Air Financial and Statistical Data

	Three Months Ended September 30				Nine Months Ended September 30

			%					%
Financial Data (in millions):	2002	2003	Change		2002	2003		Change

Operating Revenues:
Passenger	$110.0	$127.2		15.6%	$294.9	$326.8			10.8%
Freight and mail	1.4	1.2		-14.3%	3.8	3.8			0.0%
Other — net	5.2	4.3		-17.3%	16.4	11.7		-28.7%

Total Operating Revenues	116.6	132.7		13.8%	315.1	342.3			8.6%

Operating Expenses:
Wages and benefits	38.7	39.2		1.3%	113.2	118.8			4.9%
Contracted services	5.3	5.7		7.5%	15.6	18.4			17.9%
Aircraft fuel	12.0	13.1		9.2%	32.5	37.4			15.1%
Aircraft maintenance	4.2	7.2		71.4%	18.0	22.5			25.0%
Aircraft rent	16.2	18.1		11.7%	45.9	53.3			16.1%
Food and beverage service	0.8	0.6		-25.0%	2.0	1.8		-10.0%
Commissions	1.3	0.9		-30.8%	5.7	2.1		-63.2%
Other selling expenses	6.4	5.7		-10.9%	17.4	16.7			-4.0%
Depreciation and amortization	4.9	2.7		-44.9%	13.9	9.5		-31.7%
Gain on sale of assets	(0.7)	(0.7)	NM		(1.4)	(1.1)		NM
Landing fees and other rentals	8.6	10.3		19.8%	22.8	28.2			23.7%
Other	12.5	9.7		-22.4%	37.5	32.6			-13.1%

Total Operating Expenses	110.2	112.5		2.1%	323.1	340.2			5.3%

Operating Income (Loss)	6.4	20.2		215.6%	(8.0)	2.1		-126.3%

Interest income	0.2	0.2			0.6	0.5
Interest expense	(0.6)	(0.6)			(1.6)	(1.9)
Interest capitalized	0.1	0.2			0.4	0.6
Government compensation	0.2	—			0.2	18.6
Other — net	(0.4)	(0.5)			1.3	—

	(0.5)	(0.7)			0.9	17.8

Income (Loss) Before Income Tax and Accounting Change	$5.9	$19.5	NM		$(7.1)	$19.9		NM

Operating Statistics:
Revenue passengers (000)	1,334	1,376		3.1%	3,621	3,671			1.4%
RPMs (000,000)	424	466		9.9%	1,128	1,224			8.5%
ASMs (000,000)	657	701		6.7%	1,795	1,950			8.6%
Passenger load factor	64.6%	66.5%	1.9	pts	62.8%	62.8%		0.0	pts
Breakeven load factor	61.6%	56.2%	-5.4	pts	65.0%	62.8%		-2.2	pts
Yield per passenger mile	25.92 ¢	27.29 ¢		5.3%	26.15 ¢	26.70	¢		2.1%
Operating revenue per ASM	17.74 ¢	18.93 ¢		6.7%	17.55 ¢	17.56	¢		0.1%
Operating expenses per ASM	16.76 ¢	16.05 ¢		-4.3%	17.99 ¢	17.45	¢		-3.0%
Operating expenses per ASM excluding fuel (a)	14.94 ¢	14.18 ¢		-5.1%	16.18 ¢	15.53	¢		-4.0%
Fuel cost per gallon	81.9 ¢	90.3 ¢		10.3%	80.1 ¢	91.9	¢		14.7%
Fuel gallons (000,000)	14.7	14.5		-1.4%	40.6	40.7			0.2%
Average number of employees	3,518	3,368		-4.3%	3,463	3,375			-2.5%
Aircraft utilization (blk hrs/day)	7.7	8.2		6.5%	7.4	7.9			6.8%
Operating fleet at period-end	63	61		-3.2%	63	61			-3.2%

NM = Not Meaningful

(a)  See Note 1 on Page 7

Note:
Certain reclassifications have been made to the September 30, 2002 statements of operations to conform to the September 30, 2003 presentation.

Note 1:

Pursuant to new guidelines issued by the Securities and Exchange Commission, we are providing the following reconciliation of non-GAAP performance indicators to their comparable financial measures reported on a GAAP basis. Our disclosure of operating costs and cost per available seat mile, excluding fuel, provides us the ability to measure and monitor our performance both with and without the cost of aircraft fuel as both the cost and availability of fuel are subject to economic and political factors beyond our control. We also believe that disclosing net income (loss) and diluted earnings (loss) per share excluding non-recurring items is helpful to investors in evaluating our operational performance because we believe the reimbursements received from the government and the write-off of goodwill are non-recurring events. The following table reconciles operating expenses excluding fuel and operating expense per ASM excluding fuel for Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:
($ in millions)	Three Months Ended September 30				Nine Months Ended September 30

	2002		2003		2002		2003

Operating expenses	$493.6		$526.1		$1,423.5		$1,517.0
ASMs (000,000)	5,207		5,693		14,602		15,611
Operating expenses per ASM	9.48	¢	9.24	¢	9.75	¢	9.72	¢

Operating expenses	$493.6		$526.1		$1,423.5		$1,517.0
Less: aircraft fuel	70.7		81.6		190.1		227.6

Operating expense excluding fuel	$422.9		$444.5		$1,233.4		$1,289.4
ASMs (000,000)	5,207		5,693		14,602		15,611
Operating expense per ASM excluding fuel	8.12	¢	7.81	¢	8.45	¢	8.26	¢

Horizon Air Industries, Inc.:
($ in millions)
	2002		2003		2002		2003

Operating expenses	$110.2		$112.5		$323.1		$340.2
ASMs (000,000)	657		701		1,795		1,950
Operating expenses per ASM	16.76	¢	16.05	¢	17.99	¢	17.45	¢

Operating expenses	$110.2		$112.5		$323.1		$340.2
Less: aircraft fuel	12.0		13.1		32.5		37.4

Operating expense excluding fuel	$98.2		$99.4		$290.6		$302.8
ASMs (000,000)	657		701		1,795		1,950
Operating expense per ASM excluding fuel	14.94	¢	14.18	¢	16.18	¢	15.53	¢

The following table summarizes Alaska Air Group, Inc.’s net earnings (loss) and diluted income (loss) per share during 2002 and 2003 excluding certain non-recurring items and as reported in accordance with GAAP (dollars in millions):

	Three Months Ended September 30,

	2002		2003

	Dollars	Earnings Per Share	Dollars	Earnings Per Share

Net income and diluted EPS excluding Government compensation	$12.2	$0.46	$40.7	$1.52
Government compensation, net of tax	0.3	0.01	—	—

Reported GAAP amounts	$12.5	$0.47	$40.7	$1.52

	Nine Months Ended September 30,

	2002		2003

	Dollars	Loss Per Share	Dollars	Earnings Per Share

Net income (loss) and diluted earnings (loss) per share excluding non-recurring items	($24.4)	($0.92)	($14.7)	($0.55)
Change in accounting principle relating to goodwill	(51.4)	($1.93)	—	—
Government compensation, net of tax	0.3	0.01	44.3	1.66

Reported GAAP amounts	($75.5)	($2.84)	$29.6	$1.11